News Release

Integra LifeSciences Reports Fourth Quarter and Full-Year 2024 Financial Results and Provides 2025 Financial Guidance

Princeton, New Jersey, February 25, 2025 - Integra LifeSciences Holdings Corporation (NASDAQ: IART) today reported financial results for the fourth quarter and full year ended December 31, 2024.

Fourth Quarter 2024

•Reported revenues were $442.6 million, representing an increase of 11.5% on a reported basis and an increase of 3.5% on an organic basis compared to the fourth quarter 2023.

•GAAP earnings per diluted share were $0.25, compared to $0.25 in the fourth quarter 2023.

•Adjusted earnings per diluted share were $0.97, compared to $0.89 in the fourth quarter 2023.

Full-Year 2024

•Reported revenues were $1,610.5 million, representing an increase of 4.5% on a reported basis and a decrease of 1.3% on an organic basis compared to full-year 2023.

•GAAP earnings per diluted share were $(0.09), compared to $0.84 in 2023.

•Adjusted earnings per diluted share were $2.56, compared to $3.10 in 2023.

2024 Business Highlights

•Appointed Mojdeh Poul as President & CEO
•Experienced strong demand for our differentiated portfolio of leading brands
•Initiated the Compliance Master Plan, an enterprise-wide approach to enhance quality management systems
•Made critical investments in capacity and supply reliability
•Integrated the Acclarent acquisition successfully
•Realized strong market uptake of CereLink®
•Announced transition of manufacturing of PriMatrix® and SurgiMend® to Braintree, Massachusetts in the first half of 2026
•Advanced PMA submission for DuraSorb® and received PMA approvable notification pending GMP certification for SurgiMend
•Expanded international commercial footprint and portfolio; advanced in-China-for-China manufacturing build-out

"As I step into my role leading Integra, I am inspired by the strength of our portfolio, the dedication of our team, and the tremendous potential we have to grow and innovate in high-impact specialty markets. Our fourth-quarter results reflect this strength, with sequential revenue growth driven by robust demand for our leading brands, continued progress in expanding our global presence, and our ongoing commitment to improving supply reliability," said Mojdeh Poul, president and chief executive officer.

"While there is significant work ahead to enhance our quality system and streamline our processes, I am confident in our ability to address these challenges and position Integra for long-term, sustainable growth. By leveraging our competitive strengths, differentiated technologies, commercial expertise, and global presence, we are poised to unlock new opportunities for innovation and deliver greater value to our customers, patients, and shareholders."

Fourth Quarter 2024 Financial Summary

Total reported revenues for the fourth quarter were $442.6 million, an increase of 11.5% from the fourth quarter of 2023. Fourth quarter organic revenues were up 3.5% compared to the prior year.

The Company reported GAAP net income of $19.4 million, or $0.25 per diluted share, in the fourth quarter of 2024, compared to GAAP net income of $19.8 million, or $0.25 per diluted share, in the prior year.

Adjusted EBITDA for the fourth quarter of 2024 was $104.9 million, compared to $100.5 million in the fourth quarter of 2023. As a percentage of revenue, adjusted EBITDA was 23.7%, a decrease of 160 basis points from the prior year period.

Adjusted net income for the fourth quarter of 2024 was $73.3 million, or $0.97 per diluted share, compared to adjusted net income of $69.1 million, or $0.89 per diluted share, in the fourth quarter of 2023.

Cash flows from operations totaled $50.7 million in the fourth quarter and capital expenditures were $29.6 million.

Fourth Quarter 2024 Segment Performance

•Codman Specialty Surgical (71% of Revenues)
•Total revenues were $314.7 million, representing reported an increase of 15.8% and 4.1% on an organic basis compared to the fourth quarter of 2023.
•Sales in Neurosurgery grew 5.1% on an organic basis:
•CSF management grew low double-digits driven by BactiSeal® and Certas® Plus
•Neuro monitoring grew high single-digits driven by CereLink ICP monitors, BactiSeal and CerebroFlo® EVD catheters.
•Advanced energy grew low single-digits driven by CUSA® disposables
•Dural access and repair declined low single-digits due to the impact from the recall of patties and strips partially offset by growth in DuraGen®, DuraSeal® and Mayfeild®.
•Sales of Instruments were flat on an organic basis due to growth in hospital sales offset by a decrease in alternative site sales due to order timing.
•ENT reported revenue growth driven primarily by the Acclarent acquisition.
•Tissue Technologies (29% of Revenue)
•Total revenues were $128.0 million, representing an increase of 2.1% on a reported and organic basis compared to the fourth quarter of 2023.
•Sales in Wound Reconstruction grew 8.2% on an organic basis:
•Low-double-digit growth in DuraSorb®, MicroMatrix®, Cytal® and AmnioExcel®
•Mid-single-digit growth in Integra Skin
•Sales in private label were down 16% on an organic basis due to a component supply delay

Full-Year 2024 Financial Summary

Total reported revenues for the full-year 2024 were $1,610.5 million, an increase of 4.5%, from the prior year. Organic sales for the full-year 2024 were down 1.3% compared to 2023. 2024 Revenues were driven by three quarters of revenue from the Acclarent acquisition offset by production constraints on Integra Skin and intermittent ship holds on various products.

The Company reported GAAP net income of $(6.9) million, or $(0.09) per diluted share, for the full-year 2024, compared to GAAP net income of $67.7 million, or $0.84 per diluted share in 2023.

Adjusted EBITDA for the full-year 2024 was $322.2 million, a decrease of $47.4 million versus the prior year. Full- year adjusted EBITDA margins were 20.0%, a decrease of 400 basis points from the prior year.

Adjusted net income for the full-year 2024 was $196.9 million, or $2.56 per diluted share, compared to $247.8 million, or $3.10 per diluted share in the prior year.

2024 Balance Sheet, Cash Flow and Capital Allocation

The Company generated cash flow from operations of $129.4 million for the full-year 2024. Full-year capital expenditures were $104.0 million. Net debt at the end of the year was $1.5 billion, and the consolidated total leverage ratio was 4.0x. As of year-end, the Company had total liquidity of approximately $1.2 billion, including approximately $273 million in cash plus short-term investments and the remainder available under its revolving credit facility.

2025 Revenue and Adjusted Earnings Per Share Guidance

For the full-year 2025, the Company expects revenues to be in the range of $1,650 million to $1,715 million, representing reported growth of 2.4% to 6.5% and organic growth of 1.0% to 5.0%. 2025 revenue guidance reflects the strong demand for the Company’s portfolio and a full year of the Acclarent acquisition offset by the potential for intermittent ship holds as the company continues to implement its Compliance Master Plan and the strength of the U.S. dollar. Adjusted earnings per diluted share are expected to be between $2.41 and $2.51.

For the first quarter 2025, the Company expects reported revenues in the range of $375 million to $385 million, representing reported growth of 1.6% to 4.4% and organic growth of -6.2% to -3.5%. First quarter 2025 revenue guidance reflects the benefit of the Acclarent acquisition offset by temporary production delays on Integra Skin, intermittent ship-holds as the company continues to implement its Compliance Master Plan and the strength of the U.S. dollar. Adjusted earnings per diluted share are expected to be in the range of $0.40 to $0.45.

Organic sales growth excludes acquisitions as well as the effects of foreign currency.

The Company is providing forward-looking guidance regarding adjusted earnings per diluted share but is not providing a reconciliation to GAAP earnings per share, because certain GAAP expense items are highly variable, and management is unable to predict them with reasonable certainty and without unreasonable effort. Specifically, the financial impact and timing of divestitures, acquisitions, integrations, structural optimization and efforts to comply with the EU Medical Device Regulation are uncertain, depend on various dynamic factors and are not reasonably ascertainable at this time. These expense items could have a material impact on GAAP results.

Conference Call and Presentation Available Online

Integra has scheduled a conference call for 8:30 a.m. ET on Tuesday, February 25, 2025, to discuss fourth quarter and full-year 2024 financial results, and forward-looking financial guidance. The conference call will be hosted by Integra's senior management team and will be open to all listeners. Additional forward-looking information may be discussed in a question-and-answer session following the call. Integra's management team will reference a presentation during the conference call, which can be found on the Investor Relations section of the website at investor.integralife.com.

A live webcast will be available on the Investors section of the Company’s website at investor.integralife.com. For those planning to participate on the call, please register here to receive dial-in details and a unique pin. While not required, it is recommended to join 10 minutes prior to the start of the event. A webcast replay of the conference call will be available on the Investor Relations section of the Company’s website following the call.

About Integra
At Integra LifeSciences, we are driven by our purpose of restoring patients’ lives. We innovate treatment pathways to advance patient outcomes and set new standards of surgical, neurologic, and regenerative care. We offer a comprehensive portfolio of high quality, leadership brands. For the latest news and information about Integra and its products, please visit www.integralife.com.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties and reflect the Company's judgment as of the date of this release. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. Some of these forward-looking statements may contain words like “will,” “believe,” “may,” “could,” “would,” “might,” “possible,” “should,” “expect,” “intend,” "forecast," "guidance," “plan,” “anticipate,” "target," or “continue,” the negative of these words, other terms of similar meaning or they may use future dates. Forward-looking statements contained in this news release include, but are not limited to, statements concerning future financial performance, including projections for revenues, expected revenue growth (both reported and organic), GAAP and adjusted net income, GAAP and adjusted earnings per diluted share, non-GAAP adjustments such as divestiture, acquisition and integration-related charges, intangible asset amortization, structural optimization charges, EU Medical Device Regulation-related charges, charges related to the voluntary global recall of all products manufactured at the Company’s facility in Boston, Massachusetts and the transition of Boston-related manufacturing operations to the Company’s Braintree, Massachusetts facility, and income tax expense (benefit) related to non-GAAP adjustments and other items, and the Company’s expectations and plans with respect to business and operational performance, strategic initiatives, capabilities, resources, product development, product availability and regulatory approvals, including expectations regarding the efficacy of the Company’s compliance master plan to improve the Company's quality system. It is important to note that the Company’s goals and expectations are not predictions of actual performance. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited, to the following: the ongoing and possible future effects of global challenges, including macroeconomic uncertainties, inflation, supply chain disruptions, trade regulation and tariffs, bank failures and other economic disruptions, and U.S. and global recession concerns, on the Company’s customers and on the Company’s business, financial condition, results of operations and cash flows; the Company's ability to execute its operating plan effectively; the Company’s ability to successfully integrate Acclarent and other acquired businesses; the Company’s ability to achieve sales growth in a timely fashion; the Company's ability to manufacture and ship sufficient quantities of its products to meet its customers' demands; the ability of third-party suppliers to supply us with raw materials and finished products; global macroeconomic and political conditions, including the war in Ukraine and the conflict in Israel and Gaza; the Company's ability to manage its direct sales channels effectively; the sales performance of third-party distributors on whom the Company relies to generate revenue for certain products and geographic regions; the Company's ability to access and maintain relationships with customers of acquired entities and businesses; physicians' willingness to adopt and third-party payors' willingness to provide or maintain reimbursement for the Company's recently launched, planned and existing products; initiatives launched by the Company's competitors; downward pricing pressures from customers; the Company's ability to secure regulatory approval for products in development; the Company's ability to remediate quality systems violations; difficulties in implementing the Company’s compliance master plan and realizing the benefits contemplated thereby within the anticipated timeframe, or at all; difficulties or delays in obtaining and maintaining required regulatory approvals related to the transition of the manufacturing to the Company’s Braintree manufacturing facility; the possibility that costs or difficulties related to building and the operationalization of the Braintree facility or the transition of manufacturing activities from the Company’s Boston facility to the Braintree facility will be greater than expected; fluctuations in hospitals' spending for capital equipment; uncertainties inherent in the development of new products and the enhancement of existing products, including FDA approval and/or clearance and other regulatory risks, technical risks, cost overruns and delays; the Company's ability to comply with regulations regarding products of human origin and products containing materials derived from animal source; difficulties in controlling expenses, including costs to procure and manufacture the Company’s products; the ability of the Company to successfully manage leadership and organizational changes and the impact of changes in management or staff levels; the impact of goodwill and intangible asset impairment charges if future operating results of acquired businesses are significantly less than the results anticipated at the time of the acquisitions, the Company's ability to leverage its existing selling organizations and administrative infrastructure; the Company's ability to increase product sales and gross margins, and control non-product costs; the Company’s ability to achieve anticipated growth rates, margins and scale and execute its strategy generally; the amount and timing of divestiture, acquisition and integration-related costs; the geographic distribution of where the Company generates its taxable income; new U.S. and foreign government laws and regulations, and changes in existing laws, regulations and enforcement guidance, which affect areas of our operations including, but not limited to, those affecting the health care industry, including the EU Medical Device Regulation; the scope, duration and effect of U.S. and international governmental, regulatory, fiscal, monetary and public health responses to any future public health crises; fluctuations in foreign currency exchange rates; the amount of our bank borrowings outstanding and other factors influencing liquidity; potential negative impacts resulting from environmental, social and governance matters; and the economic, competitive, governmental, technological, and other risk factors and uncertainties identified under the heading “Risk Factors” included in Item 1A of Integra's Annual Report on Form 10-K for the year ended December 31, 2024 to be filed with the Securities and Exchange Commission.

These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Discussion of Adjusted Financial Measures
In addition to our GAAP results, we provide certain non-GAAP measures, including organic revenues, adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA"), adjusted EBITDA margin, adjusted net income, adjusted gross profit, adjusted gross margin, adjusted earnings per diluted share, free cash flow, adjusted free cash flow conversion, and net debt. Organic revenues consist of total revenues excluding the effects of currency exchange rates, revenues from current-period acquisitions and product divestitures. Adjusted EBITDA consists of GAAP net income excluding: (i) depreciation and amortization; (ii) other income (expense); (iii) interest income and expense; (iv) income tax expense (benefit); and (v) those operating expenses also excluded from adjusted net income. The measure of adjusted EBITDA margin is calculated by dividing adjusted EBITDA by total revenues. The measure of adjusted net income consists of GAAP net income, excluding: (i) structural optimization charges; (ii) divestiture, acquisition and integration-related charges; (iii) EU Medical Device Regulation-related charges; (iv) charges related to the voluntary global recall of products manufactured at the Company’s Boston, Massachusetts facility and distributed between March 1, 2018 and May 22, 2023, as previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 23, 2023 (the “recall”) and the transition of Boston-related manufacturing operations to the Company’s Braintree, Massachusetts facility; (v) intangible asset amortization expense; and (vi) income tax impact from adjustments. The measure of adjusted gross margin is calculated by dividing adjusted gross profit by total revenues. Adjusted gross profit consists of GAAP gross profit adjusted for: (i) structural optimization charges; (ii) divestiture, acquisition and integration-related charges; (iii) charges related to the recall and the transition of Boston-related manufacturing operations to the Company’s Braintree, Massachusetts facility; (iv) EU Medical Device Regulation-related charges; and (v) intangible asset amortization expense. The adjusted earnings per diluted share measure is calculated by dividing adjusted net income attributable to diluted shares by diluted weighted average shares outstanding. The measure of free cash flow consists of GAAP net cash provided by operating activities less purchases of property and equipment. The adjusted free cash flow conversion measure is calculated by dividing free cash flow by adjusted net income. The measure of net debt consists of GAAP total debt (excluding deferred financing costs) less short-term investments, cash and cash equivalents.

Reconciliations of GAAP revenues to organic revenues, GAAP net income to adjusted EBITDA and adjusted net income, GAAP gross profit to adjusted gross profit, GAAP gross margin to adjusted gross margin, and GAAP earnings per diluted share to adjusted earnings per diluted share all for the quarters and years ended December 31, 2024 and 2023, GAAP total debt to net debt for the years ended December 31, 2024 and 2024, and the GAAP operating cash flow to free cash flow and adjusted free cash flow conversion for the quarters and years ended December 31, 2024 and 2023, appear in the financial tables in this release.

The Company believes that the presentation of organic revenues and the other non-GAAP measures provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. For further information regarding why Integra believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company's Current Report on Form 8-K regarding this earnings press release filed today with the Securities and Exchange Commission. This Current Report on Form 8-K is available on the SEC's website at www.sec.gov or on our website at www.integralife.com.

Investor Relations Contact:

Chris Ward
(609) 772-7736
chris.ward@integralife.com

Media Contact:

Laurene Isip
(609) 208-8121
laurene.isip@integralife.com

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Total revenues	442,645	397,039	1,610,527	1,541,573

Costs and expenses:
Cost of goods sold	193,573	170,546	728,466	656,838
Research and development	31,210	24,284	115,377	104,192
Selling, general and administrative	178,520	163,128	716,983	656,641
Intangible asset amortization	3,715	3,034	21,290	12,376
Total costs and expenses	407,018	360,992	1,582,116	1,430,047
Operating income	35,627	36,047	28,411	111,526
Interest income	4,893	4,549	20,040	17,202
Interest expense	(18,984)	(13,751)	(70,632)	(51,377)
Gain (loss) from the sale of business	—	—	—	—
Other income, net	1,005	2,013	3,944	3,718
Income (loss) before taxes	22,541	28,858	(18,237)	81,069
Income tax expense (benefit)	3,106	9,024	(11,293)	13,328
Net income (loss)	19,435	19,834	(6,944)	67,741

Net income (loss) per share:
Diluted net income (loss) per share	0.25	0.25	(0.09)	0.84
Weighted average common shares outstanding for diluted net income per share	76,419	77,959	77,010	80,337

Segment revenues and growth in total revenues excluding the effects of currency exchange rates, acquisitions and discontinued products are as follows:
(In thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2024	2023	Change	2024	2023	Change
Neurosurgery	220,091	210,204	4.7%	803,816	818,101	(1.7)%
Instruments	51,029	51,095	(0.1)%	204,177	203,617	0.3%
ENT	43,540	10,328	321.6%	135,643	37,275	263.9%
Total Codman Specialty Surgical	314,660	271,627	15.8%	1,143,636	1,058,993	8.0%

Wound Reconstruction and Care	101,527	93,859	8.2%	350,565	373,986	(6.3)%
Private Label	26,458	31,553	(16.1)%	116,326	108,594	7.1%
Total Tissue Technologies	127,985	125,412	2.1%	466,891	482,580	(3.3)%
Total Reported Revenues	442,645	397,039	11.5%	1,610,527	1,541,573	4.5%

Impact of changes in currency exchange rates	880	—	—	6,084	—	—
Less contribution of revenues from acquisitions	(32,763)	—	—	(95,049)	—	—
Less contribution of revenues from divested products	—	—	—	—	(245)	—
Less contribution of revenues from discontinued products	—	—	—	—	—	—
Total organic revenues[1]	410,762	397,039	3.5%	1,521,563	1,541,328	(1.3)%

(1) Organic revenues have been adjusted to exclude foreign currency (current period), acquisitions and to account for divested and discontinued products.

Items included in GAAP net income and from continuing operations and locations where each item is recorded are as follows:
(In thousands)

Three Months Ended December 31, 2024

Item	Total Amount	COGS(a)	SG&A(b)	R&D(c)	Amort.(d)	OI&E(e)	Tax(f)
Acquisition, divestiture and integration-related charges	2,264	513	315	1,034	—	402	—
Structural Optimization charges	9,083	4,238	4,261	583	—	—	—
EU Medical Device Regulation charges	9,461	1,054	3,933	4,474	—	—	—
Boston Recall/Braintree Transition	11,358	10,966	392	—	—	—	—
Intangible asset amortization expense	26,557	22,842	—	—	3,715	—	—
Estimated income tax impact from above adjustments and other items	(4,902)	—	—	—	—	—	(4,902)
Depreciation expense	10,935	—	—	—	—	—	—

a)COGS - Cost of goods sold
b)SG&A - Selling, general and administrative
c)R&D - Research & development
d)Amort. - Intangible asset amortization
e)OI&E - Other income & expense
f)Tax - Income tax expense (benefit)

Three Months Ended December 31, 2023

Item	Total Amount	COGS(a)	SG&A(b)	R&D(c)	Amort.(d)	OI&E(e)	Tax(f)
Acquisition, divestiture and integration-related charges	7,117	73	8,040	(880)	—	(116)	—
Structural Optimization charges	6,216	3,077	3,155	(16)	—	—	—
EU Medical Device Regulation charges	12,387	2,227	4,653	5,507	—	—	—
Boston Recall/Braintree Transition	8,129	7,370	759	—	—	—	—
Intangible asset amortization expense	20,687	17,653	—	—	3,034	—	—
Estimated income tax impact from above adjustments and other items	(5,272)	—	—	—	—	—	(5,272)
Depreciation expense	9,834	—	—	—	—	—	—

(a) COGS - Cost of goods sold
(b) SG&A - Selling, general and administrative
(c) R&D - Research and development
(d) Amort. - Intangible asset amortization
(e) OI&E - Other income and expense
(f) Tax - Income tax expense

Items included in GAAP net income and location where each item is recorded are as follows:
(In thousands)
Twelve Months Ended December 31, 2024

Item	Total Amount	COGS(a)	SG&A(b)	R&D(c)	Amort.(d)	OI&E(e)	Tax(f)
Acquisition, divestiture and integration-related charges	33,626	9,071	25,793	(1,542)	—	304	—
Structural Optimization charges	24,194	16,195	7,395	604	—	—	—
EU Medical Device Regulation charges	44,570	4,020	18,875	21,674	—	—	—
Boston Recall	45,034	43,175	1,859	—	—	—	—
Intangible asset amortization expense	105,252	83,962	—	—	21,290	—	—
Estimated income tax impact from above adjustments and other items	(48,792)	—	—	—	—	—	(48,792)
Depreciation expense	41,449	—	—	—	—	—	—

(a) COGS - Cost of goods sold
(b) SG&A - Selling, general and administrative
(c) R&D - Research and development
(d) Amort. - Intangible asset amortization
(e) OI&E - Interest (income) expense, net and other (income), net
(f) Tax - Income tax expense

Twelve Months Ended December 31, 2023

Item	Total Amount	COGS(a)	SG&A(b)	R&D(c)	Amort.(d)	OI&E(e)	Tax(f)
Acquisition, divestiture and integration-related charges	25,173	3,045	25,181	(2,188)	—	(865)	—
Structural Optimization charges	16,084	8,208	7,943	(67)	—	—	—
EU Medical Device Regulation charges	46,559	5,813	20,002	20,745	—	—	—
Boston Recall	46,970	46,116	853	—	—	—	—
Intangible asset amortization expense	82,823	70,447	—	—	12,376	—	—
Estimated income tax impact from above adjustments and other items	(37,573)	—	—	—	—	—	(37,573)
Depreciation expense	39,704	—	—	—	—	—	—

(a) COGS - Cost of goods sold
(b) SG&A - Selling, general and administrative
(c) R&D - Research and development
(d) Amort. - Intangible asset amortization
(e) OI&E - Interest (income) expense, net and other (income), net
(f) Tax - Income tax expense

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET INCOME FROM CONTINUING OPERATIONS TO ADJUSTED EBITDA
(UNAUDITED)

(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

GAAP net income	19,435	19,834	(6,944)	67,741
Non-GAAP adjustments:
Depreciation and intangible asset amortization expense	37,491	30,522	146,701	122,528
Other (income), net	(1,407)	(1,897)	(4,248)	(2,853)
Interest expense, net	14,091	9,202	50,591	34,175
Income tax expense (benefit)	3,106	9,024	(11,293)	13,328
Structural optimization charges	9,083	6,216	24,194	16,084
EU Medical Device Regulation charges	9,461	12,387	44,570	46,559
Boston Recall	11,358	8,129	45,034	46,970
Acquisition, divestiture and integration-related charges	2,264	7,117	33,626	25,173
Total of non-GAAP adjustments	85,447	80,700	329,175	301,964
Adjusted EBITDA	104,882	100,534	322,231	369,705

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET INCOME FROM CONTINUING OPERATIONS TO MEASURES OF ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE
(UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

GAAP net income	19,435	19,834	(6,944)	67,741
Non-GAAP adjustments:
Structural optimization charges	9,083	6,216	24,194	16,084
Acquisition, divestiture and integration-related charges	2,264	7,117	33,626	25,173
EU Medical Device Regulation charges	9,461	12,387	44,570	46,559
Boston Recall	11,358	8,129	45,034	46,970
Intangible asset amortization expense	26,557	20,687	105,252	82,823
Estimated income tax impact from adjustments and other items	(4,902)	(5,272)	(48,792)	(37,573)
Total of non-GAAP adjustments	53,821	49,264	203,884	180,036
Adjusted net income	$73,256	69,098	$196,940	247,777

Adjusted diluted net income per share	0.97	0.89	$2.56	3.10
Weighted average common shares outstanding for diluted net income per share	76,419	77,959	77,079	80,337

.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED BALANCE SHEET DATA
(UNAUDITED)

(In thousands)

825,563	December 31,	December 31,
$14,531	2024	2023

Cash and cash equivalents	$246,375	$276,402
Accounts receivable, net	272,370	259,327
Inventory, net	429,090	389,608

Current and long-term borrowing under senior credit facility	$1,121,823	840,094
Borrowings under securitization facility	108,100	89,200
Convertible securities	573,170	570,255

Stockholders' equity	1,545,280	1,587,884

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED STATEMENT OF CASH FLOWS
(UNAUDITED)

	Twelve Months Ending December 31,
	2024	2023
Net cash provided by operating activities	$129,382	$139,955
Net cash used in investing activities	(390,808)	(94,178)
Net cash used in by financing activities	237,863	(229,925)
Effect of exchange rate changes on cash and cash equivalents	(6,464)	3,889

Net increase (decrease) in cash and cash equivalents	(30,027)	(180,259)

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP OPERATING CASH FLOW TO
MEASURES OF ADJUSTED FREE CASH FLOW AND ADJUSTED FREE CASH FLOW CONVERSION
(UNAUDITED)
(In thousands)

	Three Months Ended December 31,
	2024	2023
GAAP Net cash provided by operating activities	$50,746	$58,746

Purchases of property and equipment	(29,599)	(24,563)
Adj. Free Cash Flow	$21,147	$34,183

Adjusted net income (1)	$73,256	69,098
Adjusted Free Cash Flow Conversion	28.8%	49.5%

	Twelve Months Ending December 31,
	2024	2023
GAAP Net cash provided by operating activities	$129,382	$139,955

Purchases of property and equipment	(104,418)	(66,865)
Adj. Free Cash Flow	$24,964	$73,090

Adjusted net income (1)	$196,940	247,777
Adjusted Free Cash Flow Conversion	12.7%	29.5%

(1) Adjusted net income for quarters and twelve months ended December 31, 2023 and 2024 are reconciled above. Adjusted net income for remaining quarters in the trailing twelve months calculation have been previously reconciled and are publicly available in the Quarterly Earnings Call Presentations on our website at investor.integralife.com.

The Company calculates adjusted free cash flow conversion by dividing its free cash flow by adjusted net income. The Company believes this measure is a useful metric in evaluating the significance of the cash special charges in its adjusted earnings measures.

RECONCILIATION OF NON-GAAP ADJUSTMENTS - NET DEBT CALCULATION
(UNAUDITED)

(In thousands)
	December 31, 2024	December 31, 2023
Short-term borrowings under senior credit facility	$33,906	$14,531
Long-term borrowings under senior credit facility	1,087,917	825,563
Borrowings under securitization facility	108,100	89,200
Convertible Securities	573,170	570,255
Deferred financing costs netted in the above	5,475	9,651
Short-term investments	(27,192)	(32,694)
Cash & Cash Equivalents	(246,375)	(276,402)
Net Debt	$1,535,001	$1,200,104